As filed with the Securities and Exchange Commission on December 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BABYLON HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bailiwick of Jersey, Channel Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Knightsbridge Green

London, SW1X 7QA

United Kingdom

+44 (0) 20 7100 0762

(Address of principal executive offices, including zip code)

Babylon Holdings Limited 2021 Equity Incentive Plan with Non-Employee Sub-Plan

(Full title of the plan)

CT Corporation System

28 Liberty Street

New York, New York 10005

Tel: (212) 894-8940

(Name and address and telephone number, including area code, of agent for service)

Copies to:

Ryan Maierson Edward Barnett Latham & Watkins LLP 99 Bishopsgate London, EC2M 3XF Tel: +44 (0) 20 7710 1000	Henry Bennett General Counsel Babylon Holdings Limited 1 Knightsbridge Green London, SW1X 7QA Tel: +44 (0) 20 7100 0762

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Class A ordinary shares, par value $0.0000422573245084686 per share, reserved for issuance pursuant to future awards under the 2021 Plan(1)	42,980,214	$6.415	$275,718,072.81	$25,559.07
Class A ordinary shares, par value $0.0000422573245084686 per share, issuable upon the exercise of options outstanding under the 2021 Plan(2)	2,354,996	$10.00	$23,549,960 .00	$2,183.08
Total:	45,335,210			$27,742.15

(1)

This Registration Statement registers 42,980,214 Class A ordinary shares, par value $0.0000422573245084686 per share (“Ordinary Shares”), of Babylon Holdings Limited (the “Registrant”) reserved for issuance pursuant to future awards under the Registrant’s 2021 Equity Incentive Plan with Non-Employee Sub-Plan (the “2021 Plan”).

(2)	This Registration Statement registers 2,354,996 Ordinary Shares issuable upon the exercise of granted and outstanding options under the 2021 Plan.
(3)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional Ordinary Shares of the Registrant that become issuable under the 2021 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding Ordinary Shares.

(4)

The offering price per share and the aggregate offering price (a) for shares reserved for future issuance under the 2021 Plan are estimated based on the average of the high and low trading prices of the Ordinary Shares on the New York Stock Exchange on December 16, 2021, which date is within five business days prior to filing this Registration Statement, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act and (b) for shares underlying outstanding options granted under the 2021 Plan are based upon the weighted-average exercise price of such outstanding options in accordance with Rule 457(h) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2021 Plan as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the fiscal year ended December  31, 2020 and a description of the Ordinary Shares, originally filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2021.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant has entered into indemnification agreements with each of its directors to indemnify them against certain liabilities and expenses arising from their being a director to the maximum extent permitted by Jersey law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Subject to the Jersey Companies Law, the Registrant’s Articles of Association permit the Registrant to indemnify any director or officer against any liability incurred by them for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the company and to purchase and maintain insurance against any liability for any director, officer, employee or auditor of the company.

However, Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a director from any liability arising from acting as a director. It provides that neither a company (or any of its subsidiaries) nor any other person for some benefit conferred or detriment suffered directly or indirectly by the company may exempt or indemnify any director from, or against, any liability incurred by him as a result of being a director of the company except where the company exempts or indemnifies him against:

(a)	any liabilities incurred in defending any proceedings (whether civil or criminal):

(i)	in which judgment is given in his or her favor or he or she is acquitted;

(ii)	which are discontinued otherwise than for some benefit conferred by him or her or on his or her behalf or some detriment suffered by him or her; or

(iii)

which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), he or she was substantially successful on the merits in his or her resistance to the proceedings; or

(b)	any liability incurred otherwise than to the company if he or she acted in good faith with a view to the best interests of the company;

(c)	any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to him or her by the court; or

(d)	any liability against which the company normally maintains insurance for persons other than directors.

Article 77 of the Jersey Companies Law permits a company to purchase and maintain directors’ and officers’ insurance and the Registrant maintains a directors’ and officers’ liability insurance policy for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Included herein	Form	Filing Date	Exhibit Number

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant		F-4/A	09/15/21	Annex B

4.1	Specimen Class A Ordinary Share Certificate of the Registrant		F-4/A	09/15/21	4.1

4.2	The Registrant’s 2021 Equity Incentive Plan with Non-Employee Sub-Plan		F-4/A	09/27//21	Annex C

5.1	Opinion of Walkers (Jersey) LLP	X

23.1	Consent of KPMG LLP, independent registered accounting firm for the Registrant	X

23.2	Consent of Walkers (Jersey) LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (contained on the signature pages hereto)	X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 21st day of December 2021.

BABYLON HOLDINGS LIMITED

By:	/s/ Ali Parsadoust
Name:	Ali Parsadoust
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Ali Parsadoust, Charles Steel and Henry Bennett, jointly, as such individual’s true and lawful attorneys-in-fact and agents with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto any said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Ali Parsadoust	Chief Executive Officer and Director	December 21, 2021
Ali Parsadoust	(Principal Executive Officer)

/s/ Charles Steel	Chief Financial Officer	December 21, 2021
Charles Steel	(Principal Financial and Accounting Officer)

Director
Mohannad AlBlehed

/s/ Per Brilioth	Director	December 21, 2021
Per Brilioth

/s/ Georgi Ganev	Director	December 21, 2021
Georgi Ganev

/s/ Mairi Johnson	Director	December 21, 2021
Mairi Johnson

Director
David Warren

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement on December 21, 2021.

BABYLON INC.

By:	/s/ Stacy Saal
Name:	Stacy Saal
Title:	Chief Operating Officer